                                                                     Exhibit 4.1

                                 [Face of Note]
REGISTERED                                                            REGISTERED

  NUMBER                          [PRIME LOGO]                             $


                            PRIME HOSPITALITY CORP.
                   __% CONVERTIBLE SUBORDINATED NOTE DUE 2002


                                                               CUSIP 741917 AB 4


                 Prime Hospitality Corp., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns,
the principal sum of                                                     DOLLARS


on                       , 2002, and to pay interest thereon from            ,
1995 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and
October 15 in each year, commencing October 15, 1995, at the rate of          %
per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trust referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                     PRIME HOSPITALITY CORP.

TRUSTEE'S CERTIFICATE OF                   BY:     /s/ David A. Simon
  AUTHENTICATION                               -------------------------
                                                        President

This is one of the Notes
referred to in the within                  ATTEST: /s/ Joseph Bernadino
mentioned Indenture.                               ---------------------
                                                         Secretary


BANK ONE, COLUMBUS, N.A.,                  [SEAL]
as Trustee

BY:
   ----------------------
   Authorized Signatory

                             [Reverse Side of Note]

                            PRIME HOSPITALITY CORP.
                  ___% CONVERTIBLE SUBORDINATED NOTE DUE 2002


                 This Note is one of a duly authorized issue of Notes of the
Company designated as its   % Convertible Subordinated Notes Due 2002 (herein
called the "Notes"), limited in aggregate principal amount to $75,000,000 (subject to increase as provided in the Indenture up to $86,250,000 aggregate principal amount), issued and to be issued under an Indenture, dated as of
          , 1995 (herein called the "Indenture"), between the Company and Bank One, Columbus, N.A. as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                 Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time on or before the close of business on April 15, 2002, or in case this Note or a portion hereof is called for redemption or submitted for repurchase upon the occurrence of a Risk Event, then in respect of this Note or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the last Trading Day prior to the Redemption Date or Repurchase Date, respectively, to convert this Note (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of
Common Stock of the Company at a conversion price equal to $      aggregate
principal amount of Notes for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, or at the Corporate Trust Office, accompanied by written notice to the Company in the form provided in this Note (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Note or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Note) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractional shares or scrip representing fractional shares will be issued on conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provide in the Indenture. In addition, the Indenture provides that in case of certain reclassifications, consolidations or mergers to which the Company is a party or the sale or transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

                 The Notes are subject to redemption upon not less than fifteen
(15) nor more than sixty (60) days' notice by mail, at any time on or after April 17, 1998, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

                 Year                              Redemption Price
                 ----                              ----------------
                 1998 . . . . . . . . . . . . . .             %
                 1999 . . . . . . . . . . . . . .             %
                 2000 . . . . . . . . . . . . . .             %
                 2001 . . . . . . . . . . . . . .             %

If redeemed during the twelve (12) month period beginning April 15 (or April 17, in the case of 1998) of the years indicated, and at maturity at 100% of principal, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                 The Indenture provides that if a Risk Event (as defined therein) occurs, each Holder of Notes shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all of such Holder's Notes, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of such Notes to be repurchased together with accrued interest to the Repurchase Date.

                 In the event of redemption, conversion or repurchase of this
Note in part only, a new Note or Notes for the portion hereof not redeemed, converted or repurchased will be issued in the name of the Holder hereof upon the cancellation hereof.

                 The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                 If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

                 Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, or at the Corporate Trust Office, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, in each case, with an appropriate signature guarantee, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (except as provided in the Indenture).

                 Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 No recourse shall be had for the payment of the principal, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                 ABBREVIATIONS


                 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - ________________ Custodian _______________
TEN ENT - as tenants by the                                  (Cust)                   (Minor)
          entireties
                                                      Under Uniform Gifts to
JT TEN - as joint tenants with                        Minors Act _____________________
         right of survivorship                                         (State)
         and not as tenants in
         common


      Additional abbreviations may also be used though not in above list.




                                        ASSIGNMENT



                                        _____________________________


Date: ____________________              _____________________________
                                                Signature(s)


                                        _____________________________
                                        Social Security or Other
                                        Taxpayer Identification Number

                                               Principal amount to be repaid
                                               (if less than all):

                                                     $_________,000


                                        NOTICE:  The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of
                                        the Note in every particular without
                                        alteration or enlargement or any change
                                        whatever.

                               CONVERSION NOTICE


TO PRIME HOSPITALITY CORP.

                 The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


Dated:____________________

                          Signature(s)

                          Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be delivered, or Notes to be issued, other than to and in the name of the registered owner.

__________________________
   Signature Guarantee


Fill in for registration of
shares of Common Stock if
they are to be delivered, or
Notes if they are to be issued,
other than to and in the name
of the registered owner:


__________________________        Register: __ Common Stock
          (Name)

                                            __ Notes


_________________________
     (Street Address)                 (Check appropriate line(s))


__________________________        Principal amount to be converted
(City, State and Zip Code)        (if less than all):


(Please print name and address)   $_____,000


                           __________________________
                           Social Security or Other
                           Taxpayer Identification Number

                  OPTION TO ELECT REPAYMENT UPON A RISK EVENT


TO PRIME HOSPITALITY CORP.

                 The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Risk Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture, together with accrued interest to such date, to the registered holder hereof.


                                       _____________________________


Date: ____________________             _____________________________
                                                Signature(s)


                                       _____________________________
                                       Social Security or Other
                                       Taxpayer Identification Number

                                             Principal amount to be repaid
                                             (if less than all):

                                                     $_________,000


                                       NOTICE:  The above signatures of the
                                       holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.